DIACRIN, INC.
                            Building 96, 13th Street
                              Charlestown Navy Yard
                              Charlestown, MA 02129


                                                               November 25, 1997

Fleet National Bank
75 State Street
Boston, MA 02109

Gentlemen:

     This letter agreement will set forth certain understandings between Diacrin, Inc., a Delaware corporation (the "Borrower"), and Fleet National Bank (the "Bank") with respect to the Term Loan (hereinafter defined) being made by the Bank to the Borrower. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

I.  AMOUNTS AND TERMS

1.1. References to Documents. Reference is made to that certain $650,000 original principal amount promissory note (the "Term Note") of even date herewith made by the Borrower and payable to the order of the Bank.

1.2. The Borrowing; Term Note. At the date hereof, the Bank is making a $650,000 loan (the "Term Loan") to the Borrower. Prior to the making of the Term Loan, and as a precondition thereto, the Borrower will provide the Bank with~a copy of the invoice presented by PharmServices, Inc. for the buildout costs of the facilities described in Section 1.4 below. The Term Loan will be evidenced by the Term Note. Interest on the Term Loan shall be payable at the times and at the rate provided for in the Term Note. Overdue principal of the Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i)~four (4%) percent per annum plus
     (ii)~the per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Term Note or on the books of the Bank, at or following the time of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Term Loan. The amount so noted shall constitute presumptive evidence (absent manifest error) as to the amount owed by the Borrower with respect to principal of the Term Loan. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Term Note.

1.3. Principal Repayment of Term Loan. The Borrower shall repay principal of the Term Loan in 60 equal consecutive monthly installments, commencing on December 1, 1997 and continuing on the first Business Day of each month thereafter. In any event, the then outstanding principal balance of the Term Loan and all interest then accrued but unpaid thereon shall be due and payable in full on November 1, 2002. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Term Loan; provided that each such principal prepayment shall be accompanied by payment of all interest under the Term Note accrued but unpaid to the date of payment. Any partial prepayment of principal of the Term Loan will be applied to installments of principal of the Term Loan thereafter coming due in inverse order of normal maturity. Amounts repaid or prepaid with respect to the Term Loan are not available for reborrowing.

1.4. Advances and Payments. The proceeds of the Term Loan shall be credited by the Bank to Account No. maintained by the Borrower with the Bank. The proceeds of the Term Loan will be used by the Borrower to finance the buildout of the facility located at Blackmer Road, Southbridge, MA 01550.

     The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement and/or the Term Note; and will thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Term Note. Whenever any payment to be made to the Bank hereunder or under the Term Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder and/or in respect of the Term Note shall be made net of any impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank. All payments of interest, principal and any other sum payable hereunder and/or under the Term Note shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at 75 State Street, Boston, MA 02109 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, the Term Note and/or any of the other Loan Documents, next to interest then accrued on account of Term Loan and only thereafter to principal of the Term Loan. All interest and fees payable hereunder and/or under the Term Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

1.5. Conditions to Advance. Prior to the making of the Term Loan, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Term Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel.

     Without limiting the foregoing, the Term Loan is subject to the further conditions precedent that on the date on which the Term Loan is made (and after giving effect thereto):

     (a) All statements, representations and warranties of the Borrower made in this letter agreement shall be correct in all material respects as of the date of the Term Loan.

     (b) All covenants and agreements of the Borrower contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of the Term Loan.

     (c) No event which constitutes, or which with notice or lapse of time or both would constitute, an Event of Default shall have occurred and be continuing.

II. REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties. In order to induce the Bank to enter into this letter agreement and to make the Term Loan hereunder, the Borrower warrants and represents to the Bank as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Borrower has full corporate power to own its property and conduct its business as now conducted and as proposed to be conducted and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business and in good standing in Massachusetts and in each other jurisdiction in which the Borrower maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify would (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower, all such jurisdictions being listed on item 2.1(a)~of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries. The Borrower is not a member of any partnership or joint venture other than Diacrin/Genzyme LLC.


     (b) At the date of this letter agreement, no person is known by the Borrower to own (based on records as of the date hereof unless otherwise indicated in item 2.1(b)), of record or beneficially, 5% or more of the outstanding shares of any class of capital stock of the Borrower, except as set forth on item 2.1(b) of the attached Disclosure Schedule.

     (c) The execution, delivery and performance by the Borrower of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

          (i) violate any provision of, or require as a prerequisite to effectiveness any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

          (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected or require any other consent of any Person; or

          (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (d) This letter agreement and each of the other Loan Documents delivered herewith has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.


     (e) There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate may result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower or any Subsidiary.

     (f) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Neither the Borrower nor any Subsidiary of the Borrower is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other material instrument, contract or agreement to which it is a party or by which any of its property is bound.

     (g) The Borrower has filed (and has caused each of its Subsidiaries to file) all federal, foreign, state and local tax returns, reports and estimates required to be filed by the Borrower and/or by any such Subsidiary. All such filed returns, reports and estimates are proper and accurate and the Borrower or the relevant Subsidiary has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability or basis therefor.

     (h) The Borrower is in compliance (and each Subsidiary of the Borrower is in compliance) with all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of~its properties and assets, and all premises occupied by it, failure to comply with any of which would (singly or in the aggregate with all other such failures) have a material adverse effect upon the assets, business, financial condition or prospects of the Borrower or any such Subsidiary. Without limiting the foregoing, the Borrower has all of the material franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.

     (i) The audited financial statements of the Borrower and Subsidiaries as at December 31, 1996 and the management-generated unaudited statements of the Borrower and Subsidiaries as at September 30, 1997, each heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower and Subsidiaries as at the respective dates thereof and for the periods covered thereby, except that the management-generated statements do not have footnotes and thus do not present all of the information which would normally be contained in footnotes to financial statements and are subject to normal year-end adjustments, which shall not be material. Neither the Borrower nor any of the Borrower's Subsidiaries has any liability, contingent or otherwise, not disclosed, except for certain contingent liabilities in connection with the Diacrin/Genzyme LLC, which are described in the Borrower's Form 10-K, in the aforesaid financial statements or in any notes thereto, that could materially affect the financial condition of the Borrower. Since December 31, 1996, there has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any material transaction other than in the ordinary course.

     (j) The principal place of business and chief executive offices of the Borrower are located at Building 96, 13th Street, Charlestown Navy Yard, Charlestown, MA 02129.

     (k) The Borrower owns or has a valid right to use all of the material patents, licenses, copyrights, trademarks, trade names and franchises now being used or necessary to conduct its business as presently conducted. To the best of Borrower's knowledge and belief, the conduct of the Borrower's business as now operated does not conflict with valid patents, licenses, copyrights, trademarks, trade names or franchises of others in any manner that could materially adversely affect the business or assets or condition, financial or otherwise, of the Borrower.

     (l) To the Borrower's knowledge, none of the executive officers or key employees of the Borrower is subject to any agreement in favor of anyone other than the Borrower which materially limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or which grants to anyone other than the Borrower (or Diacrin/Genzyme LLC) any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

     (m) The Borrower is not a party to any contract or agreement which now has or, as far as can reasonably be foreseen by the Borrower at the date hereof, would reasonably be expected to have a material adverse effect on the financial condition, business, prospects or properties of the Borrower, provided that any termination of the Diacrin/Genzyme joint venture agreement may have such material adverse effect.

III.  AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS

Without limitation of any other covenants and agreements contained herein or in any other Loan Documents, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of the Term Loan shall be outstanding:

3.1. Legal Existence; Qualification; Compliance. The Borrower will maintain (and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its incorporation. The Borrower will remain qualified to do business and in good standing in Massachusetts. In addition, the Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each other jurisdiction where the Borrower or such Subsidiary, as the case may be, maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary. The Borrower will comply (and will cause each Subsidiary of the Borrower to comply) with its charter documents and by-laws. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i)~laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by appropriate proceedings and as to which adequate reserves are maintained and (ii)~those laws, rules and regulations the failure to comply with any of which would not reasonably be expected (singly or in the aggregate) to have a material adverse effect on the financial condition, business or prospects of the Borrower and its Subsidiaries taken as a whole.

3.2. Maintenance of Property; Insurance. The Borrower will maintain and preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its fixed assets used in its business in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.

3.3. Payment of Taxes and Charges. The Borrower will pay and discharge (and will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings and for which the Borrower has established and is maintaining adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all material lease obligations, material trade debt, material purchase money obligations and material equipment lease obligations. The Borrower will perform and fulfill all material covenants and agreements under any material leases of real estate, material agreements relating to purchase money debt, material equipment leases and other material contracts. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary or desirable for its business.

3.4. Accounts. The Borrower will maintain its primary operating accounts with the Bank.

3.5. Conduct of Business. The Borrower will conduct, in the ordinary course, the business in which it is presently engaged or which is substantially related thereto. The Borrower will not, without the prior written consent of the Bank, directly or indirectly (itself or through any Subsidiary) enter into any other unrelated lines of business, businesses or ventures.

3.6. Reporting Requirements. The Borrower will furnish to the Bank (or cause to be furnished to the Bank):

     (i) Within 92 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries, as applicable, as at the end of such fiscal year and related consolidated and consolidating, as applicable, statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified". Said annual financial statements shall be accompanied by a copy of the Borrower's budget for the then current fiscal year approved by the Borrower's Board of Directors, which information shall be held as confidential by the Bank in accordance with
     Section 3.13 hereto.

     (ii) Within 47 days after the end of each fiscal quarter of the Borrower, consolidated and consolidating, as applicable, balance sheets of the Borrower and its Subsidiaries and related consolidated and consolidating, as applicable, statements of income and cash flow, unaudited but complete and accurate and prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower and Subsidiaries as at the dates thereof and for the periods covered thereby (except that such quarterly statements need not contain footnotes) and certified as accurate by the chief financial officer of the Borrower, such balance sheets to be as at the end of such fiscal quarter and such statements of income to be for such fiscal quarter and such statements of income and cash flow to be for the year to date, in each case together with a comparison to the results for the corresponding fiscal period of the immediately prior fiscal year.

     (iii) At the time of delivery of each annual or quarterly financial statement of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this letter agreement or of any of the other Loan Documents or, if he or she has such knowledge, specifying each such default and the nature thereof. Each financial statement given as at the end of any fiscal quarter of the Borrower will also set forth the calculations necessary to evidence compliance with Sections 3.7-3.10.

     (iv) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any "management letter".

     (v) As soon as possible and in any event within five days after the occurrence of any Default or Event of Default, the statement of the Borrower setting forth details of each such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

     (vi) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party other than an action in which monetary damages alone are sought and such monetary damages exceed $100,000.

     (vii)   Promptly  upon  filing  any   registration   statement  or  listing
     application, a copy of same; provided that this provision shall not apply to filings on Form S-8 (and the related listing application).

     (viii) A copy of each periodic or current report of the Borrower filed with the SEC or any successor agency and each annual report, proxy statement and other communication sent by the Borrower to shareholders or other securityholders generally, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders, as the case may be.

     (ix) Promptly after the Borrower has knowledge thereof, written notice of any development or circumstance which would have a material adverse effect on the Borrower or its business, properties, assets, Subsidiaries or condition, financial or otherwise; provided, however, that the Borrower is not required to give notice of matters relating to general economic conditions and other matters affecting the Borrower's industry generally

     (x) Promptly upon request, such other information respecting the financial condition or operations of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     Each financial  statement of the Borrower  hereafter  delivered pursuant to
     Section 3.6(i) or (ii) of this letter agreement will be complete and accurate and will fairly present the financial condition of the Borrower as at the date thereof and for the periods covered thereby.

3.7. Capital Base. The Borrower will maintain, as at the end of each fiscal quarter of the Borrower, a consolidated Capital Base of not less than $5,000,000.

3.8. Liquidity. The Borrower will maintain as at the end of each fiscal quarter of Borrower (commencing with December 31, 1997), a ratio of (x) the Net Quick Assets of the Borrower and its Subsidiaries on a consolidated basis to (y) the total of (i)~Total Liabilities of the Borrower and its Subsidiaries on a consolidated basis less (ii) the non-current principal (that principal which is not due within the next 12 months) under the Line of Credit described in Section~4.1 (vii) hereof to the extent it is included in Total Indebtedness, which ratio shall be not less than 1.5 to 1.0.

3.9. Debt Service Ratio. As used herein, "Determination Date" means the last day of each fiscal quarter of the Borrower. The Borrower will maintain on a consolidated basis, as at each Determination Date (commencing with December 31, 1997), a Debt Service Coverage Ratio of not less than 2.0 to 1. As used herein, the "Debt Service Coverage Ratio", as determined as at any Determination Date, means the ratio of (x) Earnings Available of the Borrower and Subsidiaries for the 12-month period ending on such Determination Date to (y) the total of (1) all interest on any Indebtedness (whether senior or subordinated, long-term or current), which interest was paid or payable or accrued by the Borrower or any Subsidiary of the Borrower during such 12-month period ending on such Determination Date, plus (2) all payments on account of principal of any Indebtedness of the Borrower and for any of its Subsidiaries paid or required to be paid during such 12-month period, which payments represent current maturities of long-term debt on the date when paid or required to be paid.
     Notwithstanding the foregoing, the Borrower need not comply with the foregoing provisions of this Sections 3.9 as at any Determination Date if the Borrower's Unencumbered Cash Balance (which shall include the minimum investment with the Bank described in Section 3.10 hereof) as at such Determination Date exceeds $2,500,000.

3.10.Minimum Investment. The Borrower will maintain a minimum investment of $1,000,000 with the Bank at all times. Such investment may be represented, in whole or in part, by commercial paper issued by the Bank or the Bank's parent or by investment grade securities offered by or through the Bank or any of its affiliates, including Fleet Treasury Services.

3.11.Books and Records.  The Borrower  will maintain (and will cause each of its
     Subsidiaries to maintain) complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. Following the occurrence of a Default, the Borrower will, at any reasonable time without necessity for notice, permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this Section 3.11.

3.12.Subordination. Prior to the making of the Term Loan, the Borrower will obtain, and will thereafter maintain in effect at all times, subordination agreements in form and substance satisfactory to the Bank providing for full subordination of all of the obligations (if any) of the Borrower listed on item 4.1 of the attached Disclosure Schedule, other than capitalized leases.

3.13.Confidentiality.  Except as otherwise  provided below, the Bank will not at any time use (for any purpose other than in connection with monitoring the within-described credit facility and/or enforcing its rights hereunder) any confidential or proprietary information of any kind to which the Bank is given access or which is provided to the Bank by the Borrower pursuant to this Agreement (such information being hereinafter referred to as the "Confidential Information"). The Bank agrees that it will use reasonable efforts to ensure that Confidential Information will not be disclosed to any other Person without the Borrower's consent; provided, however, that nothing contained herein will be deemed to preclude any such disclosure:
     (1) to employees, officers, directors and/or agents of the Bank in connection with the approval of the within described credit facility; (2) to internal or independent auditors; (3) to any examiners or other officials, employees or agents of any federal or state governmental regulatory agency, board, commission, public corporation or similar entity;
     (4) if ordered by any court or governmental agency having or claiming jurisdiction; (5) to any actual or proposed assignee of or participant in the Term Loan; and/or (6) in connection with any suit, action or other proceeding to collect the Term Loan or any other Obligations or enforce any other right under this letter agreement and/or the Term Note. Notwithstanding the foregoing, it is agreed that "Confidential Information" expressly excludes: (1) any information filed with a public agency or otherwise within the public domain, and (2) any information supplied to the Bank by a third party under circumstances in which the recipient of such information does not know of (and should not reasonably have known of) any confidential relationship between such third party and the Borrower which would restrict dissemination of such information.


Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Term Loan or any of the other Obligations shall be outstanding:

4.1. Indebtedness. The Borrower will not create, incur, assume or suffer to exist any Indebtedness (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness), except for:

     (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Term Note;

     (ii) Indebtedness of the Borrower or any Subsidiary for taxes, assessments and governmental charges or levies not yet due and payable;

     (iii) unsecured current liabilities of the Borrower or any Subsidiary (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

     (iv) purchase money Indebtedness (including, without limitation, Indebtedness in respect of capitalized equipment leases) owed to equipment vendors and/or lessors for equipment purchased or leased by the Borrower subsequent to the date of this letter agreement for use in the Borrower's business, provided that the total of Indebtedness permitted under this clause (iv) plus presently-existing equipment financing permitted under clause (v) of this Section 4.1 will not exceed $1,000,000 in the aggregate outstanding at any one time;

     (v) other Indebtedness (not described in any of clauses (i)-(iv) above) existing at the date hereof, but only to the extent set forth on item 4.1 of the attached Disclosure Schedule;

     (vi) any guaranties or other contingent liabilities expressly permitted pursuant to Section 4.3; and

     (vii)  amounts  borrowed  under the  Genzyme  Line of Credit  discussed  in
     Section 4.2 of the Collaboration Agreement among Borrower, Genzyme Corp. and Diacrin/Genzyme LLC dated October 1, 1996; provided, however, that any such borrowing shall not occur until the Borrower has executed a subordination agreement reasonably satisfactory in form and substance to the Bank.

 4.2 Liens. The Borrower will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

     (i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings and as to which adequate reserves are maintained;

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained;

     (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

     (iv) Liens in favor of the Bank;

     (v) Liens in favor of equipment vendors and/or lessors securing purchase money Indebtedness to the extent permitted by clause (iv) of Section 4.1; provided that no such Lien will extend to any property of the Borrower other than the specific items of equipment financed; or

     (vi) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule.

4.3. Guaranties. The Borrower will not, without the prior written consent of the Bank, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business, and (ii) guaranties existing at the date hereof and described on item 4.3 of the attached Disclosure Schedule.

4.4. Dividends. The Borrower will not, without the prior written consent of the Bank, make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock; provided the Borrower may pay up to $50,000 in the aggregate during the term of this letter agreement to redeem common stock warrants issued by Borrower.

4.5. Loans and Advances. The Borrower will not make (and will not permit any Subsidiary to make) any loans or advances to any Person, including, without limitation, the Borrower's directors, officers and employees, except advances to such directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties and advances against salary, all of which loans and advances will not exceed, in the aggregate, $300,000 outstanding at any one time.

4.6. Investments. The Borrower will not, without the Bank's prior written consent, invest in, hold or purchase any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities) except: (i)~readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof; (ii)~other investment grade debt securities; (iii)~mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i)~and (ii)~of this Section 4.6; (iv)~deposits with or certificates of deposit issued by the Bank and any other obligations of the Bank or the Bank's parent, including Eurodollar deposits made through the Bank or the Bank's parent;
     (v) deposits in any other bank organized in the United States having capital in excess of $100,000,000; (vi)~investments in any Subsidiaries now existing or hereafter created by the Borrower pursuant to Section 4.7 below; and (vii) investments contemplated by and with respect to Diacrin/Genzyme LLC; provided that in any event the Tangible Net Worth of the Borrower alone (exclusive of its investment in Subsidiaries and any debt owed by any Subsidiary to the Borrower) will not be less than 90% of the consolidated Tangible Net Worth of the Borrower and Subsidiaries.

4.7. Subsidiaries; Acquisitions. The Borrower will not, without the prior written consent of the Bank, form or acquire any Subsidiary or make any other acquisition of the stock of any other Person or of all or substantially all of the assets of any other Person. The Borrower will not become a partner in any partnership.

4.8. Merger. The Borrower will not, without the prior written consent of the Bank, merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any material portion of its assets (whether in one or more transactions), other than sale of inventory in the ordinary course.

4.9. Affiliate  Transactions.  The  Borrower  will not,  without  prior  written consent of the Bank, enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an affiliate; provided that nothing in this Section 4.9 shall be deemed to restrict the payment of salary or other similar payments to any officer or director of the Borrower at a level consistent with the salary and other payments being paid at the date of this letter agreement and heretofore disclosed in writing to the Bank or in financial reports previously furnished to the Bank, nor to prevent the hiring of additional officers at a salary level consistent with industry practice, nor to prevent reasonable periodic increases in salary. For the purposes of this letter agreement, "affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director or former officer or director of the Borrower; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing. "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise.

4.10.Change of Address, etc. The Borrower will not change its corporate name or legal structure, nor will the Borrower change its chief executive offices or principal place of business from the address described in Section 2.1(j) above, without prior written notice to the Bank. The Borrower will not change its fiscal year or methods of financial reporting with respect to the financial covenants set forth in Sections 3.7-3.9 hereof unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this letter agreement in form and substance reasonably satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

4.11.Hazardous  Waste.  Except as provided below,  the Borrower will not dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws,. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). The Borrower shall provide the Bank with written notice of (i)~the intended storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii)~any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii)~any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x)~oil in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses (y)~hazardous materials that are solvents or cleaning agents used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries and (2) other materials used in the ordinary course of the respective business operations of the Borrower or any Subsidiary, in reasonable quantities, as long as in any case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of the Borrower or such Subsidiary (as the case may be) would follow, and disposes of such materials (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

4.12.No Margin Stock. No proceeds of the Term Loan shall be used directly or indirectly to purchase or carry any margin security.

4.13.Subordinated Debt. The Borrower will not directly or indirectly make any optional or voluntary prepayment or purchase of Subordinated Debt or modify, alter or add any provisions with respect to payment of Subordinated Debt. In any event, the Borrower will not make any payment of any principal of or interest on any Subordinated Debt at any time when there exists, or if there would result therefrom, any Default or Event of Default hereunder.

V.  DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

     (a) The Borrower shall fail to make any payment of principal of or interest on the Term Note on or before the date when due; or

     (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with the Term Loan shall at any time prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall default in the performance or observance of any agreement or obligation under, the first sentence of Section 3.3 or under any of Sections 3.6, 3.7, 3.8, 3.9 or 3.10 or any provision of Article IV; or

     (d) The Borrower shall be in default for 30 days after having knowledge of such default in the performance or observance of any agreement or obligation under Section 3.1 or in the last 4 sentences of Section 3.3 and such default shall continue unremedied for 30 days after Borrower's knowledge thereof.

     (e) The Borrower shall be default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for 30 days after written notice thereof shall have been given to the Borrower; or

     (f) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

     (g) Any default shall exist and remain unwaived or uncured with respect to any Subordinated Debt of the Borrower or with respect to any instrument evidencing, guaranteeing or otherwise relating to any such Subordinated Debt, or any such Subordinated Debt shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any Subordinated Debt by the holder or holders thereof; or

     (h) Any default shall exist and remain unwaived or uncured with respect to any other Indebtedness of the Borrower or any Subsidiary of the Borrower for borrowed money or representing the deferred purchase price of the property in excess of $250,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness, or any such Indebtedness in excess of $250,000 in aggregate principal amount shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder of holders thereof; or

     (i) The Borrower shall be dissolved, or the Borrower or any Subsidiary of the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary of the Borrower or for a substantial part of the property of the Borrower or any such Subsidiary, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower which is dismissed within 60 days following the institution thereof); or

     (j) Any attachment, execution or similar process shall be issued or levied against any property of the Borrower or any Subsidiary and such attachment, execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 30 days after its issue or levy; or

     (k) Any final uninsured judgment in excess of $250,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction; or

     (l) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings
     (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which, in each case, in the reasonable opinion of the Bank may have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

     (m) Any Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

     (n) If, at any time, more than 50% of any class of voting stock of the Borrower shall be held, of record and/or beneficially, by any Person or by any "group" (as defined in the Securities Exchange Act of 1934, as amended, and the regulations thereunder) other than any Person listed on item 5.1(n) of the attached Disclosure Schedule or a group consisting of such Persons; or

5.2. Rights and Remedies on Default. Upon the occurrence of any Event of Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (a) Declare the entire unpaid principal amount of the Term Note then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Exercise all rights and remedies hereunder, under the Term Note and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

5.3. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits other than those held in tax accounts or other similar trust fund or payroll accounts, and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this letter agreement or otherwise irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral.

VI.  MISCELLANEOUS

6.1. Costs and Expenses. The Borrower agrees to pay, on demand and delivery of a Bank Certificate therefor, all costs and expenses (including, without limitation, reasonable legal fees) reasonably incurred by the Bank in connection with the preparation, execution and delivery of this letter agreement, the Term Note and all other instruments and documents to be delivered in connection with the Term Loan and any amendments or modifications of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) reasonably incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Term Note and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Term Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date ten (10) days following any demand therefor until the date when paid at a rate per annum equal to 4% per annum plus the per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate permitted by then applicable law).

6.2. Capital Adequacy. If the Bank shall have determined that the adoption or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to the Term Loan to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) but for such adoption, phase-in, change or compliance by any amount deemed by the Bank to be material: (i)~the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower; and
     (ii)~the Borrower shall pay forthwith to the Bank as an additional fee such amount as the Bank certifies to be the amount that will compensate the Bank for such reduction with respect to the Term Loan.

     A certificate of the Bank claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amounts, the Bank may use any reasonable averaging and attribution methods. No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any certificate in a timely manner shall reduce any obligation of the Borrower to the Bank under this Section.

6.3. Facility Fee. The Borrower will pay to the Bank at the date of execution and delivery of this letter agreement a non-refundable facility fee in the amount of $3,250. The fee described in this Section is in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

6.4. Other Agreements. The provisions of this letter agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

6.5. Governing Law. This letter agreement and the Term Note shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

6.6. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

                   If to the Borrower:

                   Diacrin, Inc.
                   Building 96, 13th Street
                   Charlestown Navy Yard
                   Charlestown, MA 02129
                   Attention:  Mark Fitzpatrick, Chief Financial Officer
                   Telephone:  (617) 242-9100
                   Telecopy:    (617) 242-0070

                   with a copy to:

                   Steven D. Singer, Esquire
                   Hale and Dorr LLP
                   60 State Street
                   Boston, MA  02109
                   Telephone:  (617) 526-6000
                   Telecopy:  (617) 526-5000

                   If to the Bank:

                   Fleet National Bank
                   High Technology Group
                   75 State Street
                   Boston, MA  02109
                   Attention:  Kimberly Martone, Vice President
                   Telephone:  (617) 346-1630
                   Telecopy:    (617) 346-1633

     or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i)~the date received or (ii)~the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid.

6.7. Binding Effect; Assignment; Termination. This letter agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this letter agreement, the Term Loan or the Term Note. Without limitation of the foregoing generality,

     (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Term Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

     (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Term Loan held by the Bank hereunder. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

     The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank, provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Term Loan and all interest thereon and all fees and charges payable in connection therewith.

6.8. Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Term Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this Section 6.8 or as otherwise permitted by law.

     The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this
     Section 6.8 either (i)~by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in Section 6.6 (as such address may be changed from time to time pursuant to said Section 6.6) or (ii)~by serving a copy thereof upon it at its address set forth in Section 6.6 (as such address may be changed from time to time pursuant to said Section 6.6).

6.9. Severability. In the event that any provision of this letter agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

6.10.Replacement Note. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Term Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Term Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Term Note or other Loan Document in the same principal amount (as to the Term
     Note) and in any event of like tenor.

6.11.Usury. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Term Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Term Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Term Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Term Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Term Note and not to the payment of interest. The provisions of this Section 6.11 shall control every other provision of this letter agreement and of the Term Note.

6.12.WAIVER  OF  JURY  TRIAL.  THE  BORROWER  AND  THE  BANK  HEREBY  KNOWINGLY,
     VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE TERM NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE THE TERM LOAN AS CONTEMPLATED HEREIN.

VII.  DEFINED TERMS

7.1. Definitions. In addition to terms defined elsewhere in this letter agreement, as used in this letter agreement, the following terms have the following respective meanings:

     "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank.

     "Capital Base" - At any time, the sum of (i) the consolidated Tangible Net Worth of the Borrower and Subsidiaries then existing, plus (ii) the principal amount of Subordinated Debt of the Borrower then outstanding (nothing contained herein being deemed to authorize the incurrence of any such Subordinated Debt).

     "Cash-Equivalents" - Each of the following: (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof and entitled to the full faith and credit of the United States of America, (ii) demand deposits with the Bank or with any other commercial bank chartered by the United States or by any state and having undivided capital and surplus of not less than $1,000,000,000, or
     (iii) interests in mutual funds, substantially all of the assets of which shall be governmental obligations of the type described in clause (i) of this sentence.

     "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default under this letter agreement.

     "Earnings  Available" - The  consolidated  Net Income (or  consolidated Net
     Loss) of the Borrower and Subsidiaries for any period, plus, without duplication of any item, (i) all interest on any Indebtedness (whether senior debt or subordinated debt) paid or accrued by the Borrower and/or any of its Subsidiaries for such period and actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss) for the period involved, and (ii) the amount of the provision for depreciation and/or amortization actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net
     Loss) for the period involved, but minus all cash taxes paid during such period by the Borrower and/or any of its Subsidiaries.

     "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

     "Expiration Date" - November 1, 2002.

     "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

     "Loan Documents" - Each of this letter agreement, the Term Note, and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Term Loan, all whether now existing or hereafter arising or entered into.

     "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

     "Net Quick Assets" - Such current assets of the Borrower as consist of cash, Cash-Equivalents, readily-marketable securities and Receivables (less an allowance for bad debt consistent with the Borrower's prior experience).

     "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank in any capacity.

     "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

     "Person"  - An  individual,  corporation,  partnership,  limited  liability
     company,  joint  venture,  trust  or  unincorporated  organization,   or  a
     government or any agency or political subdivision thereof.

     "Receivables" - As to any Person, all of such Person's present and future accounts receivable for goods sold or for services rendered.

     "SEC" - The Securities and Exchange Commission or any successor thereto.

     "Subordinated Debt" - Any Indebtedness of the Borrower which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank.

     "Subsidiary" - Any corporation or other entity of which the Borrower and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances); provided, however, in no event shall Diacrin/Genzyme LLC constitute a "Subsidiary" for purposes of this Agreement.

     "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding (i)~the total intangible assets of such Person, (ii) any minority interests in Subsidiaries and (iii)~any assets representing amounts due from any officer or employee of such Person or from any Subsidiary of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

     "Total Liabilities" - All Indebtedness of the Borrower and/or any Subsidiary of the Borrower (secured or unsecured, senior or subordinated) which would properly be included in liabilities shown on a balance sheet of the Borrower prepared in accordance with generally accepted accounting principles.

     "Unencumbered Cash Balance" - At any time, the total of all cash and Cash-Equivalents of the Borrower which are not subject to any pledge, lien, encumbrance or other restriction, other than any set-off right in favor of the Bank.

     Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.


This letter agreement is executed, as an instrument under seal, as of the day and year first above written. Very truly yours,

                                        DIACRIN, INC.


                                        By
                                        Name: Thomas H. Fraser
                                        Title: President and
                                        Chief Executive Officer


Accepted and agreed:

FLEET NATIONAL BANK


By
Its


By
Its



                               DISCLOSURE SCHEDULE



Item 2.1(a)   Jurisdictions in which Borrower is qualified; Subsidiaries

Item 2.1(b)   50% Stock Ownership

Item 2.1(e)   Litigation

Item 4.1      Existing Indebtedness

Item 4.2      Existing Liens

Item 4.3      Existing Guaranties

Item 5.1(n)   Permitted 50% stockholders